EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 1, 2020, relating to the financial statements of SRAX, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of SRAX, Inc. for the year ended December 31, 2019, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ RBSM LLP

New York, New York
July 31, 2020